                                                                      EXHIBIT 11

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

================================================================================

2001
                                                     Income/(Loss)      Shares       Per Share
(in thousands, except per share amounts)              (Numerator)    (Denominator)    Amount
------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                $     26,318          24,583   $       1.07
Net (loss) from discontinued operations                      (625)         24,583          (0.02)
                                                     ------------                   ------------
Net income available to common stockholders          $     25,693          24,583   $       1.05
                                                     ============    ============   ============
Effect of dilutive securities:
Restricted stock                                               --             769
8.75% convertible subordinated debentures                     220             540
Stock options                                                (141)            469
Deferred shares                                                --              63
                                                     ------------    ------------
Diluted EPS:
Income from continuing operations                    $     26,397          26,424   $       1.00
Net (loss) from discontinued operations                      (625)         26,424          (0.02)
                                                     ------------                   ------------
Income available to common stockholders
  and assumed conversions                            $     25,772          26,424   $       0.98
                                                     ============    ============   ============

--------------------------------------------------------------------------------

2000
                                                     Income/(Loss)      Shares       Per Share
(in thousands, except per share amounts)              (Numerator)    (Denominator)    Amount
------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                $     26,686          24,907   $       1.07
Net (loss) from discontinued operations                      (151)         24,907             --
                                                     ------------                   ------------
Net income available to common stockholders          $     26,535          24,907   $       1.07
                                                     ============    ============   ============
Effect of dilutive securities:
Restricted stock                                               --             752
8.75% convertible subordinated debentures                     250             649
Stock options                                                 (18)            210
Deferred shares                                                --              54
                                                     ------------    ------------
Diluted EPS:
Income from continuing operations                    $     26,918          26,572   $       1.01
Net (loss) from discontinued operations                      (151)         26,572             --
                                                     ------------                   ------------
Income available to common stockholders
  and assumed conversions                            $     26,767          26,572   $       1.01
                                                     ============    ============   ============

--------------------------------------------------------------------------------

          SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

--------------------------------------------------------------------------------

1999
                                                     Income/(Loss)      Shares       Per Share
(in thousands, except per share amounts)              (Numerator)    (Denominator)    Amount
------------------------------------------------------------------------------------------------
Basic EPS:
Net income from continuing operations                $     54,241          27,081   $       2.00
Net (loss) from discontinued operations                      (524)         27,081          (0.02)
                                                     ------------                   ------------
Net income available to common stockholders          $     53,717          27,081   $       1.98
                                                     ============    ============   ============
Effect of dilutive securities:
Restricted stock                                               --             683
8.75% convertible subordinated debentures                     355             873
Stock options                                                (127)            240
Deferred shares                                                --              42
                                                      ------------   ------------
Diluted EPS:
Income from continuing operations                    $     54,469          28,919   $       1.88
Net (loss) from discontinued operations                      (524)         28,919          (0.01)
                                                     ------------                   ------------
Income available to common stockholders
  and assumed conversions                            $     53,945          28,919   $       1.87
                                                     ============    ============   ============